February 21, 2018 Conduent Q4 & FY 2017 Earnings Results Audit Committee Draft (2) CONFIDENTIAL

Forward-Looking Statements This report contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: • termination rights contained in our government contracts; • our ability to renew commercial and government contracts awarded through competitive bidding processes; • our ability to recover capital and other investments in connection with our contracts; • our ability to attract and retain necessary technical personnel and qualified subcontractors; • our ability to deliver on our contractual obligations properly and on time; • competitive pressures; • our significant indebtedness; • changes in interest in outsourced business process services; • our ability to obtain adequate pricing for our services and to improve our cost structure; • claims of infringement of third-party intellectual property rights; • the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; • breaches of our security systems and service interruptions; • our ability to estimate the scope of work or the costs of performance in our contracts; • our ability to collect our receivables for unbilled services; • a decline in revenues from or a loss or failure of significant clients; • fluctuations in our non-recurring revenue; • our failure to maintain a satisfactory credit rating; • our ability to attract and retain key employees; • increases in the cost of telephone and data services or significant interruptions in such services; • our failure to develop new service offerings; • our ability to receive dividends or other payments from our subsidiaries; • changes in tax and other laws and regulations; • changes in government regulation and economic, strategic, political and social conditions; • changes in U.S. GAAP or other applicable accounting policies; and • other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. Cautionary Statements 2

FY 2017 Overview

CONDUENT

Key Highlights

- Meaningfully improved profitability of Commercial business (FY 2017 segment margin up ~110 bps YoY; Q4 segment margin at 7.7%)
- Remediated 5 out of 6 large customer experience contracts (two incremental since last earnings call)
- Achieved adjusted EBITDA[3] growth of ~6%
- Rolling 12-month Pipeline of ~$13B
- Progress made on divestitures (Five completed in 2017; taking action on previously announced $250-$500M; continue to review portfolio)
- Generated $204M Adjusted Free Cash Flow[1] in 2017; $559M of adjusted cash[2] on balance sheet

Revenue

$6,022M, down 6% yr/yr as reported and in constant currency

- *Strategic decisions led to ~50% of the yr/yr decline including the Q4 impact of divestitures*

Profitability

Adjusted operating margin[3] 6.9%, up 140 bps yr/yr

GAAP diluted EPS from continuing operations $0.81

Adjusted diluted EPS[3] from continuing operations $0.85

Adjusted EBITDA[3]

$672M, grew ~6% yr/yr; exceeded high end of guidance normalizing for divestitures

Adjusted EBITDA margin[3] 11.2%, up ~140 bps yr/yr

[1]Please refer to Appendix for Non-GAAP reconciliation. Free cash flow excludes impact from payments related to termination of deferred compensation plan ($17M YTD).
[2]Excludes $99M associated with Deferred Comp Plan
[3]Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS

3

Strategic Transformation

CONDUENT

Progress and Outlook

- Over-achieved cumulative 2017 target
  - Overperformance in real estate and overhead costs
- Continued progress on large Customer Care contract remediation
  - 5/6 contracts remediated to win-win solutions
  - 1/6 contracts still progressing
- IT transformation, standardization and simplification continues to be a meaningful opportunity in FY 2018

Cumulative Gross Savings	Target	Actuals / Current Outlook
FY 2017	~$430M	~$475M
FY 2018E	~$700M	On track

Real Estate Locations



462
442
379
355
339
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017

Selling, General & Administrative (SG&A) Trends



$169
$169
$153
$144
$149
$686
$615
10.6%
10.9%
10.2%
9.7%
10.0%
10.6%
10.2%
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
FY 2016
FY 2017
SG&A ($ in M)
% of revenue

Note: Q4 and FY 2016 % of adjusted revenue[1]

[1]Please refer to Appendix for Non-GAAP reconciliations of adjusted revenue

4

Pivoting in 2018 5 2017 2018 Outlook Financial Plan Revenue Manage decline Improved trajectory of core Adj EBITDA1 Led by transformation Expanded through continued transformation and delivery efficiency Free Cash Flow Focus on cash conversion Continued strong cash conversion and DSO focus Portfolio Define our "Core" and divest non-core Amplify Core. Strengthen portfolio gaps with M&A Platforms Inventory / right-size Invest / modernize People Right-size and restructure Invest in talent, new benefits and tools Market Profile Introduce Conduent Build reputation 1 Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS

Segment Summary - FY 2017

CONDUENT

Commercial

- Revenue down 7% yr/yr as expected, largely driven by strategic decisions
- Margin improved significantly versus prior year as better technology deployment, revenue mix and transformation savings
- Revenue productivity ~$50K per employee[1], down ~3% vs. FY 2016
- European revenues 11% of Commercial; Ramping focus and investing in 8 countries

Public Sector

- Revenue down 6% yr/yr as expected, driven by contract losses and strategic decisions
- Margin decline yr/yr driven by prior year contract losses and revenue pressure as well as dis-synergies
- Revenue productivity ~$222K per employee, up 6% vs. FY 2016

Other

- Revenue declines driven by strategic run-off of Education business
- Run-rate segment profit near breakeven
- Aggressively drove profit improvement

Percentage of FY 2017 Revenue


Other: 5%
Public Sector: 36%
Commercial: 59%

[1]Revenue productivity excludes corporate overhead

6

Q4 2017 Signings, Pipeline and Renewal Rate New Business TCV • New Business: $683M, improved 75% qtr/qtr and declined 6% yr/yr • New business wins driven by expansion and increased cross-sell with existing Healthcare Payer, State & Local and Pharma clients • Continued focus on strategic wins with acceptable margin Rolling 12-Month Pipeline • Flat yr/yr and qtr/qtr driven with new deal closures offset by new business opportunities • Key opportunities in Public Transit, State & Local, Healthcare Payer and Payments Total Contract Value (TCV) Signings • TCV improved 65% qtr/qtr and 4% yr/yr, impacted by greater renewal activity and sequential new business growth Renewal Rate • Reflects opportunities with acceptable margin and risk, in-line with business model • Renewals: $1,047M, improved sequentially driven by several large commercial clients • Large renewals with Healthcare payer, Comms & Media and Industrial clients $1,730M 96% $683M ~$13B 7

Financials 8

Q4 2017 Earnings 1Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin, adjusted tax rate, adjusted net income and adjusted EPS 2Q4 2016 Interest expense includes $4M Related-party interest benefit Adjusted Operating margin 5.4%, up 60 bps from 2015 GAAP EPS ($4.85) Adj. EPS $1.06 (in millions) Q4 2016 Q4 2017 B/(W) Yr/Yr Comments Revenue $1,514 $1,493 ($21) Strategic actions, lost business, divestitures, partially offset by Q4 2016 impact of NY MMIS Gross margin 8.1% 18.9% 1,080 bps NY MMIS charge in Q4 2016. Continued progress on transformation initiatives SG&A 169 149 20 Adjusted operating income1 109 130 21 Adjusted operating margin1 6.8% 8.7% 190 bps Adjusted EBITDA1 $172 $188 $16 Growth driven by transformation savings Adjusted EBITDA margin1 10.8% 12.6% 180 bps Amortization of intangible assets 80 61 19 Brand write offs in Q4 2016 Restructuring and related costs 44 25 19 Interest expense2 7 32 (25) Increased debt resulting from spin Separation costs 10 4 6 Loss (gain) on sale of asset and businesses 1 (1) 2 Other net loss 12 6 6 Pretax income (loss) (1,141) 4 1,145 Q4 2016 Goodwill Impairment and NY MMIS charge GAAP tax (benefit) ($190) ($204) $14 Tax reform impact on def. tax liability valuation GAAP net income (loss) from Continuing Operations ($951) $208 $1,159 Impacted by Q4 2016 goodwill impairment and NY MMIS charge / Q4 2017 tax benefit GAAP Diluted EPS from Continuing Operations ($4.69) $0.98 $5.67 Adjusted tax rate1 40.2% 31.6% 860 bps Adjusted net income1 $61 $67 $6 Adjusted Diluted EPS1 from Continuing Operations $0.29 $0.31 $0.02 9

FY 2017 Earnings 1Please refer to Appendix for Non-GAAP reconciliations of adjusted operating income/margin, adjusted EBITDA/margin, adjusted tax rate, adjusted net income and adjusted EPS 2FY 2016 Interest expense includes $26M in Related-party interest Adjusted Operating margin 5.4%, up 60 bps from 2015 GAAP EPS ($4.85) Adj. EPS $1.06 (in millions) FY 2016 FY 2017 B/(W) Yr/Yr Comments Revenue $6,408 $6,022 ($386) Strategic actions, lost business, and divestitures Gross margin 14.2% 17.4% 320 bps Improvement from transformation savings and impact of NY MMIS charge in 2016 SG&A 686 615 $71 Adjusted operating income1 354 418 $64 Adjusted operating margin1 5.5% 6.9% 140 bps Adjusted EBITDA1 $635 $672 $37 Transformation savings and improvement in Other Segment Adjusted EBITDA margin1 9.8% 11.2% 140 bps Amortization of intangible assets 280 243 37 Q4 2016 brand write-off and other write offs Restructuring and related costs 101 101 — Interest expense2 40 137 (97) Increased debt resulting from spin Separation costs 44 12 32 Loss (gain) on sale of asset and businesses 2 (42) 44 Gain on divestitures and Dallas building Other net loss (income) 18 (18) 36 Favorable litigation outcomes Pretax loss (1,227) (16) 1,211 Goodwill impairment in Q4 2016 and NY MMIS charge GAAP tax (benefit) ($244) ($193) ($51) Tax reform impact on def. tax liability valuation GAAP net income (loss) from Continuing Operations ($983) $177 $1,160 Impacted by 2016 goodwill impairment and NY MMIS charge / 2017 tax benefit GAAP Diluted EPS from Continuing Operations ($4.85) $0.81 $5.66 Adjusted tax rate1 29.0% 33.8% (480 bps) Adjusted net income1 $223 $186 ($37) Interest expense partially offset by op. income Adjusted Diluted EPS1 from Continuing Operations $1.06 $0.85 ($0.21) 10

Commercial Segment Q4 2017 Segment Highlights • Revenue grew 2% sequentially and declined 5% yr/yr, impacted by strategic decisions and lost business • Segment profit grew 42% yr/yr, driven by strategic transformation / contract remediation / delivery efficiency • Segment adjusted EBITDA1 grew 31% yr/yr and adjusted EBITDA margin1 expanded 330 bps Annual and Quarterly Revenue and Profit Revenue ($ in M) % Segment Margin 11 Segment Profit $48 $29 $32 $53 $68 $151 $182 AEBITDA1 $81 $70 $75 $93 $106 $313 $344 Q4 Revenue By Vertical (% of segment total) 1Please refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA /margin Q4 Revenue By Service Line (% of segment total) *Includes standalone Customer Care

Q4 Revenue By Business (% of segment total) Public Sector Segment Q4 2017 Segment Highlights • Revenue down 7% yr/yr and 1% sequentially, impacted by strategic actions and contract losses • Transportation down 4% yr/yr and flat sequentially • Segment profit improved sequentially driven by strategic transformation savings and revenue mix 12 Annual and Quarterly Revenue and Profit Revenue ($ in M) % Segment Margin 1Please refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA /margin Segment Profit $76 $61 $59 $59 $66 $293 $245 AEBITDA1 $102 $82 $83 $81 $84 $395 $330 Transportation (~41% of segment revenue) Federal, State & Local Government (~38% of segment revenue) Payments Services (~21% of segment revenue)

Other Segment Revenue in $M 13 1Please refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted EBITDA/margin and adjusted operating income/margin Q4 Revenue By Vertical (% of segment total) GAAP Revenue: $4 Adjusted Revenue: $871 Adjusted Segment Loss1 ($12) ($1) ($3) ($1) ($4) ($87) ($9) AEBITDA1 ($11) $1 ($1) $— ($2) ($73) ($2) Q4 2017 Segment Highlights • Revenue declined yr/yr and sequentially as education business run-off accelerated, partially offset by MMIS contract remediation • Adjusted EBITDA improved yr/yr, primarily driven by positive impact of MMIS contract remediation, offset by impact of education business run off • HE segment profit of $1M; Education segment loss of $4M Quarterly and Annual Revenue and Profit GAAP Revenue: $295 Adjusted Revenue: $378

CONDUENT

Cash Flow

(in millions)	Q4 2017	FY 2017
Net income	**$208**	**$181**
Depreciation & amortization	119	497
Stock-based compensation	14	40
Deferred tax benefit	(223)	(230)
Restructuring payments	(15)	(58)
Restructuring and related costs	24	92
Change for income tax assets and liabilities	8	11
Change in accounts receivable	107	31
Change in other net working capital	(4)	(204)
Other[1]	(1)	(58)
Operating Cash Flow	**$237**	**$302**
Purchase of LB&E[2] and other	(49)	(132)
Proceeds from sales of LB&E	—	33
Net proceeds from divestiture	—	56
Other investing & Deferred compensation cash	1	117
Investing Cash Flow	**($48)**	**$74**
Cash from Financing	**$2**	**($109)**
Effect of exchange rates on cash and cash equivalents	(1)	1
Change in cash and cash equivalents	190	268
Beginning cash and cash equivalents	468	390
Ending Cash and Cash Equivalents	**$658**	**$658**
Memo: Adjusted Free Cash Flow[3]	**$205**	**$204**
Better / (Worse) vs. Prior Year Period	$131	$285

- **2017 Commentary**:
- Free cash flow[3] of $204M
- Divestiture proceeds generated ~$56M
- Termination of Deferred Compensation Plan added $116M (Investing Cash Flow), most of which will be used to pay participants in 2018
- Full-year adjusted free cash flow of ~30% AEBITDA
- Capex ~2.2% of Revenue in FY 2017

1 Includes gain (loss) investments, amortization of financing costs, contributions to defined benefit pension plans and Other operating, net;
2 Includes cost of additions to land, building and equipment (LB&E) and internal use software
3 Free cash flow is defined as operating cash flow less cost of net additions to land, building and equipment and internal use software as well as cost of capital lease (Year-to-date includes $16M) . Please refer to Appendix for Non-GAAP reconciliation. Adjusted free cash flow also excludes impact from payments related to termination of deferred compensation plan ($17M YTD).

14

Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

	12/31/2016	9/30/2017	12/31/2017
Total Cash	**$390**	**$468**	**$658**
Deferred Comp Cash	*0*	*(116)*	*(99)*
Adjusted Cash[1]	**390**	**352**	**559**
Total Debt[2]	**1,941**	**2,062**	**2,061**
Term Loan A[3, 6] due 2021	694	727	732*
Term Loan B[3] due 2023	750	844	842
10.5% Senior Notes due 2024	510	510	510
Capital Leases	43	39	33
Current net leverage ratio[5]	2.4x	2.6x	2.2x

Credit Metrics / Statistics

Actual 2017 interest expense	**$137M**
Preferred dividend (annually)	*~$10M*
Target net leverage ratio	<2.5x
Average remaining maturity on outstanding debt	~5.3 years

Key Messages

- Current leverage ratio 2.2x
- Revolver remains undrawn[4]
- ~$300M cash expected to be used for future acquisitions
- Future divestiture proceeds to potentially be used for debt repayments or acquisitions

*Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q4 2017

[1] Adjusted Cash excludes cash received from termination of the Deferred Compensation Plan (current net balance of $99M) that will be used to pay participants through Q4 2018
[2] Total debt excludes deferred financing costs
[3] Revolving credit facility and Term Loan A interest rate is Libor + 225 bps; Term Loan B is Libor + 300 bps effective October 7, 2017
[4] $733M of available capacity under Revolving Credit Facility as of 12/31/2017
[5] Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA
[6] Includes initial EUR 260M borrowing converted at end of quarter exchange rates

15

(in millions) FY 2017 Impact from Adjustments to FY 2017 Adjusted FY 2017 FY 2018E (vs Adjusted FY 2017) Revenue (constant currency) $6,022 ~($225) $5,797 Down 3% - flat (CC1) Adjusted EBITDA2 $672 ~($20) $652 Up 8% - 12% Adjusted Free Cash Flow $204 ~($1) $203 25 - 35% of Adj. EBITDA 2 Adjustments impacting FY 2017 Revenue Adj. EBITDA Free Cash Flow Divestitures (completed in Q3 2017) ~($60) ~($5) ~($1) Estimated impact from adoption of the new accounting standard for revenue recognition3 ~($165) ~($15) $0 Total ~($225) ~($20) ~($1) 1 Constant currency based on foreign exchange rates as of the prior-year period 2 Please refer to Appendix "Non-GAAP Outlook" for certain non-GAAP information concerning outlook 3 Estimated impact from the adoption of the new accounting standard for revenue recognition, had it been applicable in FY 2017. FY 2018 Guidance 16

CEO Closing Remarks 17

Conduent: A Digital Interactions Company 18 18

2017 - Recap of Performance 19 19 ◦ Financial Performance: Met or over-achieved guidance ◦ Strengthened Balance Sheet: Improved cash generation provides flexibility ◦ Transformation: Over-performance on 2017 program and on track for 2018 ◦ Established our Brand: Solidified go-to-market and client engagement strategy ◦ Amplifying the Core: Divesting non-core assets and focusing management bandwidth and investment on Core offerings ◦ Technology-focus: Transitioning to a platform-based, digital-interaction organization Scale, Market Opportunity, Team and Technology to Drive Growth and Success

Q&A 20

Appendix 21

Signings & Renewal Rate 22 ($ in millions) Q1' 16 Q2' 16 Q3' 16 Q4' 16 Q1' 17 Q2' 17 Q3' 17 Q4' 17 FY ' 16 FY' 17 Total Contract Value $1,488 $2,158 $1,546 $1,660 $931 $1,244 $1,047 $1,730 $6,852 $4,952 New Business $643 $527 $633 $724 $530 $657 $390 $683 $2,527 $2,260 Renewals $845 $1,631 $913 $936 $401 $587 $657 $1,047 $4,325 $2,692 Annual Recurring Revenue Signings $129 $112 $166 $182 $143 $130 $92 $168 $589 $533 Non-Recurring Revenue Signings $83 $140 $104 $111 $92 $109 $86 $96 $438 $383 Renewal rate 89% 88% 89% 85% 92% 89% 98% 96% 88% 94 % Renewal rate (previous methodology) 89% 84% 83% 82% 80% 76% 95% 93% 86% 87%

2018 Modeling Considerations 23 Outlook Commentary Profitability Typical seasonality tends to be weighted toward 2H (as seen in FY 2017) Restructuring costs Expected to be $50M - $75M for the full year Interest Expense Expected to be ~$135M for the full year, given TLB repricings and interest rate expectations Cash Flow Business typically cash flow negative in Q1, given seasonal items Capex Expected to be 2.5% - 3.0% of Revenue in FY 2018 Other segment Expect break-even in 2018 Divestitures and M&A No impact in guidance for future divestitures and acquisitions. Will be added as deals close.

Definitions 24 TCV = Total contract value Annual Recurring Revenue Signings = Only includes new business TCV New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Renewal Rate (previous methodology) = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (includes all contracts). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. Updated accounting standard for revenue recognition = Estimated impact from adoption of new accounting standard for revenue recognition would impact Conduent FY 2017 revenues by ~$165 million and FY 2017 Adjusted EBITDA by ~$15 million. There is no impact to Free Cash Flow from this accounting standard adoption.

Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non- GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Goodwill Impairment. Represents Goodwill Impairment charge of $935 million. • Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net. • NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project. • Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana. • (Gain) loss on sale of asset and businesses. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures 25

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: Goodwill Impairment. • Goodwill Impairment. • Amortization of intangible assets. • Restructuring and related costs. • Separation costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Related Party Interest. Interest payments to former parent. • Other (income) expenses, net. • NY MMIS. • HE charge. • (Gain) loss of sale of asset and businesses. We provide our investors with adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. . Non-GAAP Financial Measures 26

Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. We also use Adjusted EBITDA to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above): • Goodwill impairment charge. During the fourth quarter 2016, we performed our annual goodwill impairment test which resulted in a non-cash impairment charge of $935 million in our Commercial Industries reporting unit. • Restructuring and related costs. • Separation costs. • Other (income) expenses, net. • NY MMIS / NY MMIS Depreciation. Costs associated with the company not fully completing the State of New York Health Enterprise platform project. • HE charge / HE charge Depreciation. • (Gain) loss on sale of asset and businesses. • Business transformation costs (Segment only) Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not a ll companies calculate Adjusted EBITDA in the same manner. Adjusted Other Segment Revenue and Profit We adjusted Other Segment revenue, profit and margin for the NY MMIS and HE charges. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward- looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. Non-GAAP Financial Measures 27

Non-GAAP Reconciliation: Net Income (Loss) & EPS

CONDUENT

	Three Months Ended December 31,				Years Ended December 31,			
	2017		2016		2017		2016	
(in millions, except EPS)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$ 208	$ 0.98	$ (951)	$ (4.69)	$ 177	$ 0.81	$ (983)	$ (4.85)
Adjustments:								
Goodwill impairment	—		935		—		935	
Amortization of intangible assets	61		80		243		280	
NY MMIS	(1)		161		9		161	
Restructuring and related costs	25		44		101		101	
HE charge	—		—		(8)		—	
Separation costs	4		10		12		44	
(Gain) loss on sale of asset and businesses	(1)		1		(42)		2	
Other (income) expenses, net	6		12		(18)		18	
Less: Income tax adjustments(1)	(235)		(231)		(288)		(335)	
Adjusted Net Income (Loss) and EPS	$ 67	$ 0.31	$ 61	$ 0.29	$ 186	$ 0.85	$ 223	$ 1.06
(shares in thousands)								
Weighted average common shares outstanding		$ 204,607		$ 202,875		$ 204,007		$ 202,875
Stock options		131		—		195		—
Restricted stock and performance shares		3,133		—		2,491		—
8% Convertible preferred stock		5,393		—		—		—
Adjusted Weighted Average Shares Outstanding(2)		213,264		202,875		206,693		202,875

(1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details.

(2) Average shares for the 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of approximately $2.4 million and $10 million for the three months and year ended December 31, 2017. Average shares for the 2016 calculation of adjusted EPS includes 5 million shares associated with our Series A convertible preferred stock and excludes the impact of the preferred stock quarterly dividend.

28

Non-GAAP Reconciliation: Effective Tax Rate

(in millions)	Three Months Ended December 31, 2017					Three Months Ended December 31, 2016				
		Pre-Tax Income (Loss)		Income Tax (Benefit) Expense	Effective Tax Rate		Pre-Tax Income (Loss)		Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$	4	$	(204)	(5,100.0)%	$	(1,141)	$	(190)	16.7%
Non-GAAP adjustments										
Benefit from tax law changes		—		198			—		—	
Other non-GAAP adjustments		94		37			1,243		231	
Total non-GAAP adjustments[1]		94		235			1,243		231	
Adjusted[2]	$	98	$	31	31.6%	$	102	$	41	40.2%

	Year Ended December 31, 2017					Year Ended December 31, 2016				
		Pre-Tax Income (Loss)		Income Tax (Benefit) Expense	Effective Tax Rate		Pre-Tax Income (Loss)		Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$	(16)	$	(193)	1,206.3%	$	(1,227)	$	(244)	19.9%
Non-GAAP adjustments										
Benefit from tax law changes		—		198			—		—	
Termination of COLI plan		—		(19)			—		—	
Other non-GAAP adjustments		297		109			1,541		335	
Total non-GAAP adjustments[1]		297		288			1,541		335	
Adjusted[2]	$	281	$	95	33.8%	$	314	$	91	29.0%

(1) Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments.

(2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income (Loss), which employs an annual effective tax rate method to the results.

29

Non-GAAP Reconciliation: Revenue and Operating Income / Margin

(in millions)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Full Year 2016	Full Year 2017
GAAP Revenue From Continuing Operations	$ 1,514	$ 1,553	$ 1,496	$ 1,480	$ 1,493	$ 6,408	$ 6,022
GAAP Pre-tax (Loss) Income From Continuing Operations	(1,141)	(22)	(11)	13	4	(1,227)	(16)
GAAP Operating Margin As Reported	*(75.4)%*	*(1.4)%*	*(0.7)%*	*0.9%*	*0.3%*	*(19.1)%*	*(0.3)%*
GAAP Revenue From Continuing Operations	$ 1,514	$ 1,553	$ 1,496	$ 1,480	$ 1,493	$ 6,408	$ 6,022
NY MMIS adjustment	83	—	—	—	—	83	—
Adjusted Revenue	$ 1,597	$ 1,553	$ 1,496	$ 1,480	$ 1,493	$ 6,491	$ 6,022
GAAP Pre-tax (Loss) Income From Continuing Operations	$ (1,141)	$ (22)	$ (11)	$ 13	$ 4	$ (1,227)	$ (16)
Adjustments:							
Goodwill impairment	935	—	—	—	—	935	—
Amortization of intangible assets	80	61	61	60	61	280	243
NY MMIS	161	8	1	1	(1)	161	9
Restructuring and related costs	44	18	36	22	25	101	101
HE charge	—	(5)	—	(3)	—	—	(8)
Separation costs	10	5	1	2	4	44	12
Interest expense	11	36	34	35	32	14	137
Related party interest	(4)	—	—	—	—	26	—
(Gain) loss on sale of asset and businesses	1	—	(25)	(16)	(1)	2	(42)
Other (income) expenses, net	12	(12)	(9)	(3)	6	18	(18)
Adjusted Operating Income/Margin	*$ 109*	*$ 89*	*$ 88*	*$ 111*	*$ 130*	*$ 354*	*$ 418*
Adjusted Operating Margin	6.8%	5.7%	5.9%	7.5%	8.7%	5.5%	6.9%

30

Non-GAAP Reconciliation: Adjusted EBITDA

CONDUENT

(in millions)		Q4 2016		Q1 2017		Q2 2017		Q3 2017		Q4 2017		Full Year 2016		Full Year 2017
Reconciliation to Adjusted Revenue														
GAAP Revenue From Continuing Operations	$	1,514	$	1,553	$	1,496	$	1,480	$	1,493	$	6,408	$	6,022
NY MMIS adjustment		83		—		—		—		—		83		—
Adjusted Revenue	$	1,597	$	1,553	$	1,496	$	1,480	$	1,493	$	6,491	$	6,022
Reconciliation to Adjusted EBITDA														
GAAP Net Income (Loss) from Continuing Operations	$	(951)	$	(10)	$	(4)	$	(17)	$	208	$	(983)	$	177
Interest Expense		11		36		34		35		32		14		137
Related Party Interest		(4)		—		—		—		—		26		—
Income tax benefits		(190)		(12)		(7)		30		(204)		(244)		(193)
Depreciation		36		31		34		31		29		128		125
Amortization		159		94		96		92		90		485		372
EBITDA	$	(939)	$	139	$	153	$	171	$	155	$	(574)	$	618
EBITDA Margin		*(62.0)%*		*9.0%*		*10.2%*		*11.6%*		*10.4%*		*(9.0)%*		*10.3%*
EBITDA	$	(939)	$	139	$	153	$	171	$	155	$	(574)	$	618
Adjustments:														
Goodwill impairment		935		—		—		—		—		935		—
Restructuring and related costs		44		18		36		22		25		101		101
Separation costs		10		5		1		2		4		44		12
NY MMIS		161		8		1		1		(1)		161		9
NY MMIS depreciation		(52)		—		—		—		—		(52)		—
HE charge		—		(5)		—		(3)		—		—		(8)
(Gain) Loss on sale of assets and business		1		—		(25)		(16)		(1)		2		(42)
Other (income) expenses, net		12		(12)		(9)		(3)		6		18		(18)
Adjusted EBITDA		172		153		157		174		188		635		672
Adjusted EBITDA Margin		10.8%		9.9%		10.5%		11.8%		12.6%		9.8%		11.2%

(1) Pre-tax loss and Revenue from continuing operations

31

Non-GAAP Reconciliation: Segment Adjusted EBITDA

CONDUENT

(in millions)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2016	FY 2017
Commercial Industries							
Segment GAAP revenue	$ 936	$ 923	$ 876	$ 864	$ 885	$ 3,805	$ 3,548
Segment profit	$ 48	$ 29	$ 32	$ 53	$ 68	$ 151	$ 182
Depreciation & amortization	33	41	43	40	38	162	162
Adjusted Segment EBITDA	81	70	75	93	106	313	344
Adjusted EBITDA Margin	*8.7%*	*7.6%*	*8.6%*	*10.8%*	*12.0%*	*8.2%*	*9.7%*
Public Sector							
Segment GAAP revenue	$ 574	$ 549	$ 540	$ 540	$ 534	$ 2,308	$ 2,163
Segment profit	$ 76	$ 61	$ 59	$ 59	$ 66	$ 293	$ 245
Depreciation & amortization	26	21	24	22	18	102	85
Adjusted Segment EBITDA	102	82	83	81	84	395	330
Adjusted EBITDA Margin	17.8%	14.9%	15.4%	15.0%	15.7%	17.1%	15.3%
Other Segment							
Segment GAAP revenue	$ 4	$ 81	$ 80	$ 76	$ 74	$ 295	$ 311
NY MMIS charge	83	—	—	—	—	83	—
Adjusted Segment Revenue	$ 87	$ 81	$ 80	$ 76	$ 74	$ 378	$ 311
GAAP Segment profit (loss)	$ (173)	$ (4)	$ (4)	$ 1	$ (3)	$ (248)	$ (10)
NY MMIS charge	133	8	1	1	(1)	133	9
HE charge	28	(5)	—	(3)	—	28	(8)
Adjusted Other Segment Loss	(12)	(1)	(3)	(1)	(4)	(87)	(9)
Depreciation & amortization	56	2	2	1	2	69	7
NY MMIS depreciation	(24)	—	—	—	—	(24)	—
HE depreciation	(28)	—	—	—	—	(28)	—
Business transformation costs	(3)	—	—	—	—	(3)	—
Adjusted Segment EBITDA	$ (11)	$ 1	$ (1)	$ —	$ (2)	$ (73)	$ (2)
Adjusted EBITDA Margin	(12.6)%	1.2%	(1.3)%	—%	*(2.7)%*	(19.3)%	(0.6)%

32

Non-GAAP Reconciliation: Other Segment Revenue and Profit (Loss) 33 Q4 Q1 Q2 Q3 Q4 FY FY (in millions) 2016 2017 2017 2017 2017 2016 2017 Reconciliation to Other Segment Adjusted Revenue Segment revenue as reported $ 4 $ 81 $ 80 $ 76 $ 74 $ 295 $ 311 Adjustments: NY MMIS 83 — — — — 83 — Adjusted Other Segment Revenue $ 87 $ 81 $ 80 $ 76 $ 74 $ 378 $ 311 Reconciliation to Other Segment Adjusted Profit Segment profit (loss) as reported $ (173) $ (4) $ (4) $ 1 $ (3) $ (248) $ (10) Adjustments: NY MMIS 161 8 1 1 (1) 161 9 HE Charge — (5) — (3) — — (8) Adjusted Other Segment Profit (Loss) $ (12) $ (1) $ (3) $ (1) $ (4) $ (87) $ (9)

Non-GAAP Reconciliation: Adjusted Free Cash Flow 34 Three Months Ended December 31, Years Ended December 31, (in millions) 2017 2016 2017 2016 Operating Cash Flow $ 237 $ 146 $ 302 $ 108 Cost of additions to land, buildings & equipment (39) (63) (96) (149) Cost of additions to internal use software (10) (8) (36) (39) Proceeds from sales of land, buildings and equipment — — 33 — Vendor financed capital leases — (1) (16) (1) Deferred compensation payments 17 — 17 — Adjusted Free Cash Flow $ 205 $ 74 $ 204 $ (81)

35 Non-GAAP Reconciliation: Adjusted Cash (in millions) As of September 30, 2017 As of December 31, 2017 As of December 31, 2016 Cash and cash equivalents $ 468 $ 658 $ 390 Deferred compensation paid in 2017 — 17 — Deferred compensation payable (116) (116) — Adjusted cash and cash equivalents $ 352 $ 559 $ 390

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